Exhibit 99.1

CERTIFICATE OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Section 906(a) of the Sarbanes-Oxley Act of 2002

Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18 United States Code

NOT FILED PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934

     The undersigned, being the Principal Executive Officer of Seitel, Inc. (the "Company") hereby certifies that the Company's annual report on Form 10-K for the year ended December 31, 2002, filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

    A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 28, 2003
/s/ Larry E. Lenig, Jr.

Larry E. Lenig, Jr. President and Principal Executive Officer